Exhibit 99.1

cbdMD Reports Preliminary Unaudited Fourth Quarter and Fiscal 2025 Results

Year Over Year Net Sales Expected to Remain in line with Prior Year

Year Over Year Quarterly Net Sales Expected to Increase Between 3% and 5%

November 21, 2025/cbdMD, Inc. (NYSE American: YCBD) (the “Company”) one of the most trusted and recognized cannabidiol (CBD) brands in the United States with a comprehensive line of domestically produced CBD products and Farm Bill-compliant Delta-9 offerings, today reported the following preliminary financial results for the fourth quarter of fiscal 2025 and the year ended September 30, 2025.

●	Net sales revenue for fiscal 2025 is expected to range between $19.1 and $19.3 million as compared to $19.5 million in fiscal 2024.

●	Net sales revenue for the fourth quarter of fiscal 2025 is expected to range between $4.7 and $4.9 million compared to $4.6 million in the fourth quarter of fiscal 2024.

●	Net Loss for fiscal 2025 is expected to improve from $3.7 million to a range of between $1.9 and $2.1 million.

“Over the past year, cbdMD has taken decisive action to strengthen the business, sharpen our operating model, and create a more stable foundation for long-term growth. These efforts are reflected in our results. While many of our public peers reported 8–10% declines in our fiscal fourth quarter and trailing twelve months, we achieved positive sequential and year over year revenue growth in the fourth quarter and essentially flat year-over-year sales, a clear sign that our strategy is taking hold. We expect continued earnings improvement for fiscal 2025 over 2024, driven by disciplined cost management and a focus on profitable growth. I’m proud of our team’s performance this year and the momentum we are building across the organization. As we look ahead to our mid-December earnings call, we are energized by what we’ve accomplished and confident in our ability to steer a path forward. Our team has a multi-year track record of improving the business, and we remain relentless in our commitment to navigating a complex environment and delivering a durable, long-term business for shareholders.” said Ronan Kennedy, CEO & CFO of cbdMD.

About cbdMD, Inc.

cbdMD, Inc. (NYSE American: YCBD) is one of the leading and most highly trusted and most recognized cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free1 CBD products, and an array of Farm Act compliant Delta 9 products. Our Herbal Oasis Brand is a line of premium hemp-derived THC seltzers crafted to elevate everyday experiences. Our Paw CBD brand of pet products includes veterinarian-formulated products, and our ATRx brand of natural functional mushroom support. To learn more about cbdMD and our comprehensive line of U.S. grown hemp products as well as our other brands, please visit www.cbdmd.com, www.herbaloasis.com, www.pawcbd.com, or ATRxlabs.com, follow cbdMD on Instagram and Facebook, or visit one of the thousands of retail outlets that carry cbdMD's products.

Note About Preliminary Results

The preliminary unaudited financial results presented in this release are preliminary and may change. The preliminary unaudited financial information includes calculations or figures that have been prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that cbdMD, Inc.'s actual results for the periods presented herein will not differ from the preliminary unaudited financial data presented herein, and such changes could be material. This preliminary unaudited financial data should not be viewed as a substitute for full audited consolidated financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. Our audited consolidated financial statements for the fiscal year ended September 30, 2025 will be contained in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before December 29, 2025.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified using words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict. You are urged to carefully review and consider any cautionary statements, including but not limited to expectations on our ability to continue as a going concern, increasing our revenues, potential changes in federal laws, product development, regaining compliance with NYSE American continued listing requirements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 as filed with the Securities and Exchange Commission (the "SEC") on December 17, 2024, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

1 THC-free is defined as below the level of detection using validated scientific analytical methods.

Contact Information:

cbdMD, Inc.
Ronan Kennedy
Chief Executive Officer and Chief Financial Officer
IR@cbdmd.com
(704) 445-3064